UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2013

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other events.

On October 30, 2013, Ashford Hospitality Trust, Inc. (the “Company”) announced that its board of directors has set a record date of November 8, 2013 (the “Record Date”) for the spin-off of the common stock of Ashford Hospitality Prime, Inc. (“Ashford Prime”). The spin-off will be effected with a pro-rata taxable distribution of the common stock of Ashford Prime. Each stockholder of the Company will receive one share of Ashford Prime common stock for every five shares of common stock of the Company held by such stockholder on the Record Date. The distribution of Ashford Prime common stock is expected to occur on November 19, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company announcing Record Date and Distribution Date for Spin-Off of Ashford Prime, dated October 30, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2013

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel